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                                                                  EXHIBIT 3.1(j)

                           CERTIFICATE OF ELIMINATION

                                       OF

           THE FIXED RATE CUMULATIVE PERPETUAL SENIOR PREFERRED STOCK,
                                    SERIES A

                                       OF

                               EOG RESOURCES, INC.


                           Pursuant to Section 151(g)
                         of the General Corporation Law
                            of the State of Delaware


     EOG Resources, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), in accordance with the provisions of
Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

     1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Restated Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company, by resolution duly adopted, established the voting powers, designations, preferences and relative, participating and other rights of, and the qualifications, limitations or restrictions of, a series of 100,000 shares of Fixed Rated Cumulative Perpetual Senior Preferred Stock, Series A (the "Series A Preferred Stock") and, on December 9, 1999, filed a Certificate of Designation with respect to such Series A Preferred Stock in the office of the Secretary of State of the State of Delaware.

     2. That all shares of the Series A Preferred Stock have been reacquired by the Company in an exchange offer. No shares of said Series A Preferred Stock remain outstanding and no shares thereof will be issued subject to said Certificate of Designation.

     3. That the Board of Directors of the Company has adopted the following resolutions:

          WHEREAS, by a Certificate of Designation (the "Certificate of Designation") filed in the office of the Secretary of State of the State of Delaware on December 9, 1999, the Company established the voting powers, designations, preferences and relative, participating and other rights of, and the qualifications, limitations or restrictions of, a series of 100,000 shares of




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     Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series A of the
     Company (the "Series A Preferred Stock"); and

          WHEREAS, all shares of the Series A Preferred Stock have been reacquired by the Company in an exchange offer. No shares of said Series A Preferred Stock remain outstanding and no shares thereof will be issued subject to said Certificate of Designation;

          WHEREAS, it is desirable that all matters set forth in the Certificate of Designation with respect to such Series A Preferred Stock be eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company;

          NOW, THEREFORE, IT IS HEREBY RESOLVED, that all matters set forth in the Certificate of Designation with respect to such Series A Preferred Stock be eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company; and it is further

          RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to file a Certificate with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Certificate of Designation with respect to such Series A Preferred Stock shall be eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company.

     4. That, accordingly, all matters set forth in the Certificate of Designation with respect to such Series A Preferred Stock be, and hereby are, eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company.



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     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer as of this 13th day of September, 2000.

                                   EOG RESOURCES, INC.


                                   By: /s/ DAVID R. LOONEY
                                      --------------------
                                   Name: David R. Looney
                                   Title: Vice President, Finance



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